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                                                                    Exhibit 99.1

                              [claimsnet.com logo]



         For more information, please contact:

Paul Miller                                  Doris Banchik, Investor Relations
Claimsnet.com                                Banchik & Associates
(972) 458-1701                               (805) 688-2340
pwmiller@claimsnet.com                       dbanchik@silcom.com

FOR IMMEDIATE RELEASE:


            CLAIMSNET.COM REFINES BUSINESS STRATEGY AND ORGANIZATION

         IMPLEMENTS PLAN THAT FOCUSES ON NEAR-TERM FINANCIAL PERFORMANCE

     DALLAS - January 4, 2001 - Claimsnet.com inc. (NASDAQ: CLAI; BSE: CLA), a leading provider of Internet-based business to business solutions for the healthcare industry, today unveiled a refined business strategy that focuses on near-term financial performance. The new plan dedicates the Company's resources to the implementation of services for existing partnerships, which predominantly include McKessonHBOC, Inc., ProxyMed, Inc., Passport Health and Synertech, and selective growth opportunities with near-term profit potential and long-term benefit. The Company's four major partnerships represent significant potential market share for electronic claims processing and a compelling opportunity for Claimsnet.com.

     The trimming of Claimsnet.com's development efforts allows the Company to reduce its personnel and other expenses, thereby extending the life of its capital resources, which predominantly include existing cash and the flow of contracted partnership payments (see 8K filed on 12/18/00), by over 300%. "This strategy allows us to focus on our most promising opportunities and preserve precious capital in a tight capital market", said Bo W. Lycke, chief executive officer and chairman of Claimsnet.com. "We have superb technology that meets all of the known HIPAA standards for electronic transaction processing and believe, more than ever, in its market potential. Our four major partnerships provide an exceptional vehicle by which to capture market share, and it is with this confidence that we have sharpened our focus and application of resources."

     The refined business strategy and plan was drawn up following a deliberate evaluation of the Company's core assets, capital and market opportunity. "The winners in this business will have to have HIPAA compliant, Internet-based transaction processing technology and services, credibility with and access to payers and providers, and the capital to operate until the market emerges in earnest", commented Paul W. Miller, chief operating officer of Claimsnet.com. "This new plan positions us well in all of these important ways."

     The Company's new business plan does not appropriate resources for the additional development of the

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HealthExchange product. The development of the first release of this product will be completed and client opportunities will be evaluated. The Company will reduce its development activities overall, responding exclusively to system enhancements and new opportunities that can be implemented quickly and produce the revenue required to support the new business. "In effect it will be every tub on its own bottom going forward", commented Bo W. Lycke. "We have spent a great deal of time and money in development talks over the last year and feel quite certain that there are serious potential partnerships in the wings. We do not feel that our new development approach will limit the best opportunities, rather it will weed out the weaker ones."

     The Company believes that its success will require the continued dedication of employees responsible for the existing partnerships and will be offering those associates appropriate enhanced financial incentives. These incentives will include a significant increase in available stock options. In unveiling the plan internally, Paul Miller said, "We think that these actions will protect our most important assets, greatly enhance our prospects for long-term success, and improve the day-to-day working environment for all employees."

Claimsnet.com inc. is a leading provider of Internet-based, business to business solutions for the healthcare industry, including distinctive, advanced technology for online healthcare transaction processing. Headquartered in Dallas, Claimsnet.com offers proprietary systems that are distinguished by ease of use, customer care, security and measurable cost advantages. Claimsnet.com trades on the NASDAQ Smallcap under the symbol "CLAI" and on the Boston Stock Exchange under the symbol "CLA". More information on Claimsnet.com can be found at www.claimsnet.com.

Safe Harbor Statement Under the Private Securities Litigation Act 1995 - With the exception of historical information, the matters discussed in this press release are forward looking statements that involve a number of risks and uncertainties. The actual future results of the Company could differ significantly from those statements. Such statements are based on the current expectations of management and are subject to a number of risk factors and uncertainties that could cause or contribute to such differences which include, but are not limited to: assumptions regarding business expansion, operating strategies, contract implementations, strategic alliances, continued access to capital and new product development. Further information on the Company's risk factors is contained in the Company's quarterly, annual, and other periodic reports as filed with the Securities and Exchange Commission.

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